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                              OAK INDUSTRIES INC.

               EXHIBIT 11 - COMPUTATION OF NET INCOME PER SHARE
                (Dollars in thousands, except per share data)

                                                                  1993          1992          1991
                                                               ----------    ----------    ----------
  EARNINGS:
  Income from continuing operations........................    $   26,660    $   10,388    $    5,265
  Income from discontinued operations......................            --           550           305
  Cumulative effect of change in accounting principle......            --         3,500            --
                                                               ----------    ----------    ----------
  Net income...............................................    $   26,660    $   14,438    $    5,570
                                                               ==========    ==========    ==========
PRIMARY EARNINGS PER SHARE
  SHARES:
  Weighted average number of common shares outstanding.....    16,605,160    16,510,159    16,505,446
  Additional dilutive effect of outstanding options (as
    determined by the application of the treasury stock
    method)................................................       994,516       563,616            --
  Additional dilutive effect of outstanding warrants (as
    determined by the application of the treasury
    stock method)..........................................       500,428       235,714            --
                                                               ----------    ----------    ----------
  Weighted average number of common shares outstanding
    as adjusted............................................    18,100,104    17,309,489    16,505,446
                                                               ==========    ==========    ==========
  PRIMARY EARNINGS PER COMMON SHARE:
  Income from continuing operations........................    $     1.47    $      .60    $      .32
  Income from discontinued operations......................            --           .03           .02
  Cumulative effect of change in accounting principle......            --           .20            --
                                                               ----------    ----------    ----------
  Net income...............................................    $     1.47    $      .83    $      .34
                                                               ==========    ==========    ==========
FULLY DILUTED EARNINGS PER SHARE
  SHARES:
  Weighted average number of common shares outstanding.....    16,605,160    16,510,159    16,505,446
  Additional dilutive effect of outstanding options (as
    determined by the application of the treasury stock
    method)................................................       994,516       785,533            --
  Additional dilutive effect of outstanding warrants (as
    determined by the application of the treasury
    stock method)..........................................       500,428       371,053            --
                                                               ----------    ----------    ----------
  Weighted average number of common shares outstanding
    as adjusted............................................    18,100,104    17,666,745    16,505,446
                                                               ==========    ==========    ==========
  FULLY DILUTED EARNINGS PER COMMON SHARE:
  Income from continuing operations........................    $     1.47    $      .59    $      .32
  Income from discontinued operations......................            --           .03           .02
  Cumulative effect of change in accounting principle......            --           .20            --
                                                               ----------    ----------    ----------
  Net income...............................................    $     1.47    $      .82    $      .34
                                                               ==========    ==========    ==========

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